Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-11912, No. 333-13552, No. 333-07182, No. 333-06986 and No. 33-54232 on Form F-3 of Banco Bilbao Vizcaya Argentaria, S.A. of our report dated February 13, 2006 except for the Note 59 as to which the date is July 7, 2006, appearing in this Annual report on Form 20-F of Banco Bilbao Vizcaya Argentaria, S.A. for the year ended December 31, 2005. Such report relates to the consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A. as of and for the years ended December 31, 2004 and 2005. Additionally, such report contains two explanatory paragraphs referring to the fact (1) that Banco Bilbao Vizcaya Argentaria, S.A. adopted EU-IFRS in preparing their consolidated financial statements as of December 31, 2005 and that for purposes of the consolidated financial statements as of and for the year ended December 31, 2004, the Company has developed accounting policies based on IFRS-EU issued to date that are effective at the Company’s reporting date of December 31, 2005 as required by IFRS 1 First-time Adoption of International Financial Reporting Standards and (2) that EU-IFRS vary in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”), that the information relating to the nature and effect of such differences is presented in Note 59 to the consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A. and that such Note explains that the Group under U.S. GAAP changed its method of recognition of actuarial gains and losses regarding defined benefit plans from deferral method to immediate recognition in 2005.

DELOITTE, S.L.

Madrid, Spain

July 7, 2006